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EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS'

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 33-69423); and the Registration Statement on Form SB-2 (File No. 333-25937), the Post Effective Amendment No. 1 of Form SB-2 (File No. 333-25937) and the Post Effective Amendment No.2 of Form SB-2 (File No. 333-25937) of our report dated February 16, 1999, with respect to the consolidated financial statements of DIDAX INC and Subsidiary, included in the Annual Report on Form 10-KSB for the year ended December 31, 1998.

HOFFMAN, MORRISON & FITZGERALD, P.C.

McLEAN, VIRGINIA

MAY 26, 1999


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